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                                                                Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Viewpoint Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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    New York, New York
    May 9, 2003